EXHIBIT 99.4

BLACK HILLS CORPORATION

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

The following unaudited condensed combined pro forma financial statements present financial information to give effect to the Black Hills Corporation (the Company) July 14, 2008 purchase from Aquila, Inc. (Aquila) of an electric utility in Colorado and gas utilities in Colorado, Iowa, Kansas and Nebraska (Utility Assets or Acquired Utilities). The acquisition is accounted for in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations” (SFAS 141) in which the purchase price is allocated to net assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. Any excess of the purchase price over the fair value of net assets is expected to be recorded as goodwill. In addition, the electric and gas utilities acquired are regulated and will be accounted for pursuant to SFAS No. 71, “Accounting for the Effects of Certain Types of Regulation” and certain fair value adjustments to the carrying value of the net assets acquired and liabilities assumed may be recorded as regulatory assets or liabilities. The actual purchase price allocation will be based on the estimated fair values as of the actual date of the acquisition, July 14, 2008. The Company has not yet finished the actual purchase price allocation, as of July 14, 2008. Management has made a preliminary allocation of the estimated purchase price based on various estimates; however, the final allocation, which will be based in part on third party appraisals, may result in different allocations than presented in these unaudited condensed combined pro forma financial statements, and those differences could be material.

The unaudited condensed combined pro forma financial statements are based on the Company’s historical consolidated financial statements, adjusted to give effect to the acquisition of the Utility Assets in accordance with the underlying terms of the related purchase agreement. In addition, the condensed combined pro forma financial statements include adjustments to reflect the July 11, 2008 sale of seven of the Company’s independent power production facilities (the IPP Assets or IPP Sale) for $840 million, as previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on July 17, 2008. Proceeds from this sale were utilized in funding the acquisition of the Utility Assets. The unaudited condensed combined pro forma statements of income for the year ended December 31, 2007 and the six months ended June 30, 2008 have been prepared to present the combined results of continuing operations of the Company, assuming the acquisition of the Utility Assets occurred as of January 1, 2007 and the IPP Assets were classified as discontinued operations on that date. The unaudited condensed combined pro forma balance sheet presents the Company’s financial position assuming the acquisition of the Utility Assets and the sale of the IPP Assets had occurred on June 30, 2008.

Management believes that the assumptions used to derive the condensed combined pro forma financial statements are reasonable under the circumstances and given the information available. Such pro forma financial data has been provided for informational purposes and is not necessarily indicative of the Company’s financial condition or results of operations that actually would have been attained had the transactions occurred at the dates indicated, and is not necessarily indicative of the Company’s financial position or results of operations that will be achieved in the future. Additionally, the unaudited condensed combined pro forma financial information does not reflect any of the synergies and cost reductions that may result from the acquisition of the Utility Assets.

The unaudited condensed combined pro forma financial statements together with the notes thereto should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes thereto, which can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on February 29, 2008 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, filed with the SEC on August 11, 2008.

The unaudited condensed combined pro forma financial statements together with the notes thereto should also be read in conjunction with the historical combined financial statements of the Aquila Utilities to be Acquired by Black Hills filed as Exhibits 99.2 and 99.3 to this Form 8-K/A. The historical results of the acquired Utility Assets are not necessarily indicative of the results that may be expected for the Company for any future period.

BLACK HILLS CORPORATION

CONDENSED COMBINED PRO FORMA BALANCE SHEET

AS OF JUNE 30, 2008

(unaudited)

			(c)
		(b)	IPP Sale
	(a)	Acquired	Discontinued
	Black Hills	Utilities	Operations	Pro Forma		Combined
	Historical	Historical	Adjustments	Adjustments		Pro Forma
	(in thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$36,912	$100	$773,024	$(526,014)	(d)	$284,022
Restricted cash	5,498	—	—	—		5,498
Short-term investments	7,309	—	—	—		7,309
Receivables (net of allowance for doubtful			—
accounts of $3,417)	252,508	71,400	—	—		323,908
Materials, supplies and fuel	147,169	35,400	—	—		182,569
Derivative assets	70,769	—	—	—		70,769
Deferred income taxes	20,674	—	—	—		20,674
Other assets	15,685	32,100	—	—		47,785
Assets of discontinued operations	598,294	—	(597,896)	—		398
	1,154,818	139,000	175,128	(526,014)		942,932

Investments	18,782	—	—	—		18,782

Property, plant and equipment	1,972,489	1,123,600	—	(569,801)	(e)	2,526,288
Less accumulated depreciation and depletion	(544,018)	(583,000)	—	583,000	(e)	(544,018)
	1,428,471	540,600	—	13,199		1,982,270
Other assets:
Derivative assets	14,042	—	—	—		14,042
Goodwill	14,000	—	—	388,945	(f)	402,945
Other	32,121	10,100	—	—		42,221
	60,163	10,100	—	388,945		459,208
	$2,662,234	$689,700	$175,128	$(123,870)		$3,403,192
LIABILITIES AND
STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$269,095	$60,800	$—	$—		$329,895
Accrued liabilities	90,964	57,300	17,236	1,030	(g)	166,530
Derivative liabilities	89,790	—	—	—		89,790
Notes payable	283,000	—	—	382,800	(h)	665,800
Current maturities of long-term debt	2,070	—	—	—		2,070
Accrued income taxes	4,601	—	224,379	(157,411)	(i)	71,569
Liabilities of discontinued operations	77,202	—	(76,734)	—		468
	816,722	118,100	164,881	226,419		1,326,122

Long-term debt, net of current maturities	501,301	251,700	—	(251,700)	(j)	501,301

Deferred credits and other liabilities:
Deferred income taxes	218,104	55,400	(131,287)	102,011	(i)	244,228
Derivative liabilities	23,158	—	—	—		23,158
Other	134,232	17,200	—	46,700	(k)	198,132
	375,494	72,600	(131,287)	148,711		465,518

Minority interest in subsidiaries	132	—	—	—		132

Stockholders’ equity:
Parent company investment	—	247,300	—	(247,300)	(l)	—
Common stock equity –
Common stock $1 par value;
100,000,000 shares authorized;
Issued 38,439,339 shares	38,439	—	—	—		38,439
Additional paid-in capital	579,725	—	—	—		579,725
Retained earnings	409,651	—	141,534	—		551,185
Treasury stock at cost – 31,604 shares	(1,132)	—	—	—		(1,132)
Accumulated other comprehensive loss	(58,098)	—	—	—		(58,098)
	968,585	247,300	141,534	(247,300)		1,110,119

	$2,662,234	$689,700	$175,128	$(123,870)		$3,403,192

The accompanying notes to condensed combined pro forma financial statements are an integral part of these condensed combined pro forma financial statements.

BLACK HILLS CORPORATION

Notes to Unaudited Condensed Combined Pro Forma Balance Sheet

(a)

Black Hills Historical - represents Black Hills Corporation’s historical unaudited consolidated balance sheet derived from its Quarterly Report on Form 10-Q for the period ended June 30, 2008. The Company began reporting the assets and liabilities of the IPP Assets sold as discontinued operations during the second quarter of 2008.

(b)

Acquired Utilities Historical - represents the historical unaudited condensed combined balance sheet of the Aquila Utilities to be Acquired by Black Hills as of June 30, 2008, filed as Exhibit 99.3 to this Form 8-K/A. Certain reclassifications have been made to the historical presentation in order to conform to the Company’s historical presentation.

(c)

IPP Sale Discontinued Operations Adjustments - represents adjustments associated with the sale of the Company’s IPP Assets that was completed July 11, 2008. The cash proceeds from this sale were the primary source of funds utilized to complete the July 14, 2008 acquisition of the Utility Assets. The actual gain on the sale of these assets will likely vary from the amount presented primarily due to final working capital adjustments.

(d)

Cash and cash equivalents - represents the pro forma adjustments required to reflect the $382.8 million of proceeds from the one-time draw on the Company’s acquisition bridge credit facility, which was combined with proceeds from the IPP Sale to fund the $908.8 million paid to Aquila at the time of the acquisition close.

(e)

Property, plant and equipment - represents the pro forma adjustments required to (i) eliminate the historical accumulated depreciation of the Acquired Utilities in accordance with purchase accounting guidelines and (ii) reflect an adjustment to the property, plant and equipment balance which was increased by $13.2 million for the addition of fleet vehicles not previously included in the Acquired Utilities historical financial statements. These vehicles were rented by Aquila under operating lease arrangements and pursuant to the Company’s asset purchase agreement, Aquila bought out these leases immediately prior to closing the transaction. The Company reimbursed Aquila for the lease buyouts as part of its payment to them at the time of closing.

(f)

Goodwill - represents the excess of the purchase price over the fair values of the assets acquired and the liabilities assumed. Goodwill resulting from the acquisition is generally not amortized, in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”, but instead will be tested for impairment at least annually. However, the operations of the Acquired Utilities are regulated and will be accounted for pursuant to SFAS No. 71, “Accounting for the Effects of Certain Types of Regulation”, and therefore to the extent rate-setting authorities within the jurisdictions that the Acquired Utilities operate allow us to recover through utility rates any portion of the acquisition goodwill, that portion would be considered a regulatory asset and amortized over the period of allowed recovery. None of the rate structures in place at the Acquired Utilities, as of the filing date of this Form 8-K/A, included any adjustments for recovery of the acquisition goodwill.

(g)

Accrued liabilities - represents the pro forma adjustments required to (i) record approximately $6.9 million for accrued severance costs related to the acquisition. Pursuant to the asset purchase agreement, the Company reimbursed Great Plains Energy for a portion of the severance cost paid to Aquila employees that did not retain employment with either the Company or Great Plains and (ii) remove $5.9 million of deferred income taxes recorded within accrued liabilities in the Acquired Utilities Historical balance sheet at June 30, 2008, which were not assumed in the acquisition.

(h)

Notes payable - represents the pro forma adjustment to reflect the Company’s one-time draw on its acquisition bridge credit facility at the time of acquisition close. The loan matures in February 2009, prior to which the Company intends to refinance the borrowings with long-term debt.

(i)

Deferred income taxes - represents the pro forma adjustments required to (i) record the estimated income taxes deferred as a result of “like-kind exchange” tax planning strategies associated with the IPP Sale and the completion of the acquisition of the Utility Assets and (ii) remove the deferred income taxes recorded within the Acquired Utilities Historical balance sheet at June 30, 2008, which were not assumed in the acquisition.

(j)	Long-term debt - represents the pro forma adjustment to eliminate the long-term debt on the Acquired Utilities Historical balance sheet which was not assumed in the acquisition.

(k)

Deferred credits and other liabilities - represents the pro forma adjustment to record the estimated Defined Benefit Pension and Other Postretirement Benefit plan obligations assumed for the former Aquila employees the Company retained at transaction close. As a result of the accounting methodologies utilized in the Acquired Utilities Historical financial statements, the obligations for the future costs associated with these plans were not reflected within the Acquired Utilities Historical balance sheet.

(l)	Parent company investment – represents the pro forma adjustment to eliminate the equity account balance included in the Acquired Utilities Historical balance sheet.

BLACK HILLS CORPORATION

CONDENSED COMBINED PRO FORMA STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2007

(unaudited)

			Black Hills
		(n)	Historical
		IPP Sale	Reflecting	(o)
	(m)	Discontinued	IPP Assets as	Acquired
	Black Hills	Operations	Discontinued	Utilities	Pro Forma		Combined
	Historical	Adjustments	Operations	Historical	Adjustments		Pro Forma
	(in thousands, except per share amounts)

Operating revenues	$695,914	$(121,076)	$574,838	$815,000	$—		$1,389,838

Operating expenses:
Fuel and purchased power	175,919	(4,117)	171,802	563,300	—		735,102
Operations and maintenance	84,045	(26,086)	57,959	139,800	(10,639)	(p)	187,120
Administrative and general	115,568	(4,231)	111,337	—	—		111,337
Depreciation, depletion
and amortization	99,700	(27,933)	71,767	40,800	—		112,567
Taxes, other than income taxes	37,816	(4,873)	32,943	14,100	—		47,043
Impairment of long-lived assets	3,315	—	3,315	—	—		3,315
	516,363	(67,240)	449,123	758,000	(10,639)		1,196,484

Operating income	179,551	(53,836)	125,715	57,000	10,639		193,354

Other income (expense):
Interest expense	(40,953)	15,772	(25,181)	(17,100)	4,228	(q)	(38,053)
Interest income	3,609	(44)	3,565	—	—		3,565
Allowance for funds used during
construction – equity	4,803	—	4,803	—	—		4,803
Other expense	(423)	51	(372)	—	—		(372)
Other income (expense), net	786	—	786	(2,000)	—		(1,214)
	(32,178)	15,779	(16,399)	(19,100)	4,228		(31,271)

Income from continuing operations
before equity in earnings of
unconsolidated subsidiaries,
minority interest and income taxes	147,373	(38,057)	109,316	37,900	14,867		162,083
Equity in earnings of unconsolidated
subsidiaries	(1,231)	—	(1,231)	—	—		(1,231)
Minority interest	(377)	—	(377)	—	—		(377)
Income tax expense	(45,641)	14,179	(31,462)	(15,800)	(5,501)	(r)	(52,763)

Income from continuing operations	$100,124	$(23,878)	$76,246	$22,100	$9,366		$107,712

Weighted average common shares
outstanding:
Basic	37,024		37,024				37,024
Diluted	37,414		37,414				37,414

Earnings per share from
continuing operations:
Basic	$2.70		$2.06				$2.91
Diluted	$2.68		$2.04				$2.88

The accompanying notes to condensed combined pro forma financial statements are an integral part of these condensed combined pro forma financial statements.

BLACK HILLS CORPORATION

CONDENSED COMBINED PRO FORMA STATEMENT OF INCOME

FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2008

(unaudited)

		(o)
	(m)	Acquired
	Black Hills	Utilities	Pro Forma		Combined
	Historical	Historical	Adjustments		Pro Forma
	(in thousands, except per share amounts)

Operating revenues	$306,123	$520,700	$—		$826,823

Operating expenses:
Fuel and purchased power	99,343	375,400	—		474,743
Operations and maintenance	46,285	75,200	(5,549)	(p)	115,936
Administrative and general	49,281	—	—		49,281
Depreciation, depletion and amortization	40,174	20,600	—		60,774
Taxes, other than income taxes	19,980	7,800	—		27,780
	255,063	479,000	(5,549)		728,514

Operating income	51,060	41,700	5,549		98,309

Other income (expense):
Interest expense	(18,758)	(9,100)	2,593	(q)	(25,265)
Interest income	799	—	—		799
Allowance for funds used during
construction – equity	898	—	—		898
Other income, net	400	(1,200)	—		(800)
	(16,661)	(10,300)	2,593		(24,368)

Income from continuing operations
before equity in earnings of
unconsolidated subsidiaries, minority
interest and income taxes	34,399	31,400	8,142		73,941
Equity in earnings of unconsolidated
subsidiaries	2,297	—	—		2,297
Minority interest	(130)	—	—		(130)
Income tax expense	(11,676)	(12,500)	(3,013)	(r)	(27,189)

Income from continuing operations	$24,890	$18,900	$5,129		$48,919

Weighted average common shares
outstanding:
Basic	38,062				38,062
Diluted	38,412				38,412

Earnings per share from continuing operations:
Basic	$0.65				$1.29
Diluted	$0.65				$1.27

The accompanying notes to condensed combined pro forma financial statements are an integral part of these condensed combined pro forma financial statements.

.

BLACK HILLS CORPORATION

Notes to Unaudited Condensed Combined Pro Forma Income Statements of Income

(m)

Black Hills Historical - represents Black Hills Corporation’s historical audited consolidated statement of income derived from its Annual Report on Form 10-K for the year ended December 31, 2007 and the unaudited condensed consolidated income statement derived from its Quarterly Report on Form 10-Q, for the period ended June 30, 2008. The Company began reporting the operating results of the IPP Assets sold as discontinued operations during the second quarter of 2008.

(n)	IPP Sale Discontinued Operations Adjustments - represents adjustments to reclassify the operating activity associated with the Company’s divested IPP Assets as discontinued operations.

(o)

Acquired Utilities Historical - represents the historical audited combined statement of income for the year ended December 31, 2007 and the unaudited condensed combined statements of income for the six months ended June 30, 2008 of the Aquila Utilities to be Acquired by Black Hills, filed as Exhibits 99.2 and 99.3, respectively to this Form 8-K/A. Certain reclassifications have been made to the historical presentation in order to conform to the Company’s historical presentation.

(p)	Operations and maintenance - Pro forma adjustments to operating expense consist of the following (in thousands):

	Six Months Ended	Year Ended
	June 30, 2008	December 31, 2007

Eliminate incremental acquisition costs incurred
for the purchase of the Utility Assets	$(2,137)	$(2,904)
Operating lease for additional office space	75	149
Costs included in Aquila Utilities Historical
financial statements:
Allocated Aquila pension and other
postretirement benefits	(4,924)	(10,756)
Aquila leased fleet rental expense	(1,328)	(2,657)
Estimated costs under Black Hills Corporation:
Black Hills Corporation pension and other
postretirement benefits	2,290	4,579
Black Hills Corporation fleet depreciation
expense	475	950
Total operations and maintenance
adjustments	$(5,549)	$(10,639)

(q)

Interest expense - represents pro forma adjustments to reflect (i) the elimination of interest expense within the Acquired Utilities Historical financial statements which was previously allocated by Aquila and (ii) additional interest expense incurred resulting from the increase in the Company’s debt resulting from the $382.8 million draw on the Company’s acquisition bridge credit facility at the time of acquisition close. Borrowings under the bridge facility incur interest at a rate of 3.3625 percent, which is assumed to be the interest rate for the duration of the periods presented in these pro forma financial statements. While actual borrowings under the bridge facility are short-term in nature and mature in February 2009, the Company has not adjusted the pro forma income statements for any assumed long-term refinancing of the bridge loan, but it is likely that higher interest rates associated with long-term financing will be materially different from what is presented in these pro forma income statements.

(r)	Income tax expense - represents the pro forma tax effect of the above adjustments based on an estimated prospective statutory rate of approximately 37 percent.